UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2020

Checkpoint Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38128	47-2568632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CKPT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2020 (the “Effective Date”), Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Commercial Product Specific Agreement (the “PSA”) with Samsung BioLogics Co., Ltd (“SBL”) for the manufacture of cosibelimab. The PSA is incorporated by reference into the Master Services Agreement that became effective on November 8, 2017 (the “MSA”).

The PSA’s term will expire on the tenth anniversary of the Effective Date. The Company may terminate the PSA on sixty days’ written notice to SBL if it decides not to proceed with further clinical development and/or submission of any Biologics License Application or other similar applications for regulatory approval, subject to certain fees and commitments for which the Company will remain liable. Either the Company or SBL may terminate the PSA in accordance with the terms of the MSA.

The PSA contains representations, warranties, and indemnity obligations customary for agreements of this type.

The foregoing description of the terms of the PSA and MSA do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2020. The Company intends to redact certain confidential portions of the PSA and MSA because such confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2020	Checkpoint Therapeutics, Inc.
(Registrant)

	By	/s/ James F. Oliviero
James F. Oliviero
President and Chief Executive Officer